                                                                    Exhibit 99.1


NEWS RELEASE                                                     [WILLIAMS LOGO]

NYSE: WEG

================================================================================

DATE:             July 29, 2002


CONTACT:          Kelly Swan                         Paula Farrell
                  Media Relations                    Investor Relations
                  (918) 573-6932                     (918) 573-9233
                  kelly.swan@williams.com            paula.farrell@williams.com


   WILLIAMS ENERGY PARTNERS REPORTS INCREASED EARNINGS WITH WILLIAMS PIPE LINE

         TULSA, Okla. - Williams Energy Partners L.P. (NYSE:WEG) today announced an operating profit of $36.7 million for the quarter ended June 30, 2002, compared with $33.5 million in 2001. This represents a 9.6 percent increase.

         Although Williams Pipe Line was acquired April 11, 2002, the acquisition is treated similar to a pooling of interest under accounting rules requiring that historical financial statements be restated to include the results from Williams Pipe Line for all periods.

         Comparing the latest quarter operating profit to the restated 2001 quarter, operating profit growth was primarily attributable to increased transportation revenues on Williams Pipe Line; the acquisition of the Gibson, La., marine terminal facility in October 2001 and two inland terminals in Little Rock, Ark., in June 2001; higher utilization at our Gulf Coast marine terminal facilities; and reduced general and administrative expenses.

         Net income for the second-quarter 2002 was $24.6 million compared with $22.9 million for 2001. This increase was attributable to reduced income taxes due to the partnership structure, offset by transaction fees and increased interest expense associated with the Williams Pipe Line acquisition.

         Net income reflecting only the partnership's actual ownership period for Williams Pipe Line grew to $23.8 million in 2002 from $7.4 million in 2001, a 221.6 percent increase.

         Don Wellendorf, chief executive officer of the general partner, said, "The Williams Pipe Line acquisition has added substantial growth to our per unit earnings, resulting in $1.05 earnings per limited partner unit for this quarter compared with 64 cents per limited partner unit for 2001.

           "Our cash flows continue to be strong and the distribution increase announced last week emphasizes our confidence in the strength of Williams Energy Partners," Wellendorf added. "This increase represents our fifth consecutive distribution increase, and we remain committed to providing cash flow growth for our unitholders."

                                      MORE

PAGE 2/2 WILLIAMS ENERGY PARTNERS REPORTS INCREASED EARNINGS WITH WILLIAMS PIPE LINE

           For the six months ended June 30, 2002, operating profit was $65.4 million compared with $56.4 million in 2001, an increase of 16 percent. Net income for the 2002 period was $45.8 million compared with $35.9 million in 2001. Earnings per limited partner unit for 2002 were $1.87 compared with 95 cents in 2001. Per unit numbers are not restated to reflect Williams Pipe Line results prior to the partnership's ownership.

           Earnings for the year increased primarily due to the acquisition of the Gibson and Little Rock terminals, as well as increased utilization of terminals on Williams Pipe Line and the Gulf Coast marine facilities. Results further benefited from the elimination of income taxes associated with Williams Pipe Line operations, partially offset by transaction fees and increased interest expense associated with the Williams Pipe Line acquisition.

         The average number of common, subordinated and class B units outstanding on a fully-diluted basis was 21.7 million units for second-quarter 2002 and 16.6 million units for the year, compared with 11.4 million units for both periods during 2001.

         An investor conference call with management regarding second-quarter earnings is scheduled today at 2 p.m. Eastern. To participate in the conference call, dial (800) 289-0468 and provide code 553688. International callers should dial (913) 981-5517 and provide the same code. A webcast will also be available at www.williams.com/investors/weg/calendar.jsp.

           Audio replays of the conference call will be available from 6 p.m. Eastern on July 29 through midnight on August 5. To access the replay, dial
(888) 203-1112. International callers should dial (719) 457-0820. The access replay code is 553688.

ABOUT WILLIAMS ENERGY PARTNERS L.P.

Williams Energy Partners L.P. was formed to own, operate and acquire a diversified portfolio of energy assets. The partnership is engaged principally in the transportation, storage and distribution of refined petroleum products and ammonia. The general partner of WEG is a unit of Williams (NYSE:WMB), which specializes in a broad array of energy-related services, including energy marketing and risk management and natural gas pipeline transportation.

                                       ###

Portions of this document may constitute "forward-looking statements" as defined by federal law. Such statements are subject to certain risks, uncertainties and assumptions. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. Examples of such uncertainties and risk factors include, but are not limited to, changes in the price for crude oil, changes in demand for refined petroleum products, adverse developments affecting our ammonia pipeline customers, changes in federal government policies affecting farm subsidies, changes to cost estimates relating to specific acquisitions, changes in economic and industry conditions and changes in regulatory requirements (including changes in environmental requirements). These and other factors are set forth in the Partnership's Form 10-K for the year 2001 filed with the Securities and Exchange Commission.




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                          WILLIAMS ENERGY PARTNERS L.P.
                        CONSOLIDATED STATEMENTS OF INCOME
                     (IN THOUSANDS, EXCEPT PER UNIT AMOUNTS)
                                   (UNAUDITED)

                                                                               THREE MONTHS ENDED        SIX MONTHS ENDED
                                                                                    JUNE 30,                 JUNE 30,
                                                                            -----------------------   -----------------------
                                                                               2002         2001         2002         2001
                                                                            ----------   ----------   ----------   ----------
Transportation and terminalling revenues:
     Third party ......................................................     $   82,801   $   80,845   $  156,062   $  152,725
     Affiliate ........................................................          8,837        6,059       16,406       11,983
Product sales revenues:
     Third party ......................................................         10,006       10,239       16,123       25,125
     Affiliate ........................................................          2,480       11,533       17,971       26,139
Affiliate construction and management fee revenues ....................             --          214          210          594
                                                                            ----------   ----------   ----------   ----------
            Total revenues ............................................        104,124      108,890      206,772      216,566
Costs and expenses:
     Operating ........................................................         37,292       36,701       70,358       74,056
     Product purchases ................................................         12,015       18,647       30,424       46,491
     Depreciation and amortization ....................................          8,628        8,643       17,592       17,684
     General and administrative .......................................          9,498       11,385       22,955       21,963
                                                                            ----------   ----------   ----------   ----------
          Total costs and expenses ....................................         67,433       75,376      141,329      160,194
                                                                            ----------   ----------   ----------   ----------
Operating profit ......................................................         36,691       33,514       65,443       56,372
Interest expense:
     Affiliate interest expense .......................................             --        1,391          407        5,542
     Other interest expense ...........................................          6,817        1,286        7,723        2,121
Interest income .......................................................           (195)        (607)        (745)      (1,336)
Other (income) expense ................................................          4,935         (879)       3,982       (1,090)
                                                                            ----------   ----------   ----------   ----------
Income before income taxes ............................................         25,134       32,323       54,076       51,135
Provision for income taxes ............................................            506        9,436        8,322       15,195
                                                                            ----------   ----------   ----------   ----------
Net income ............................................................     $   24,628   $   22,887   $   45,754   $   35,940
                                                                            ==========   ==========   ==========   ==========

Allocation of net income:
   Portion applicable to the pre-initial public offering period .......     $       --   $       --   $       --   $      304
   Portion applicable to partners' interest ...........................         23,802        7,394       32,309       10,994
   Portion applicable to Williams Pipe Line earnings prior to
     April 11, 2002 ...................................................            826       15,493       13,445       24,642
                                                                            ----------   ----------   ----------   ----------
      Net income ......................................................     $   24,628   $   22,887   $   45,754   $   35,940
                                                                            ==========   ==========   ==========   ==========

Limited partners' interest in net income ..............................     $   22,721   $    7,246   $   30,986   $   10,774
General partner's interest in net income ..............................          1,081          148        1,323          220
                                                                            ----------   ----------   ----------   ----------
Portion of net income applicable to partners' interest ................     $   23,802   $    7,394   $   32,309   $   10,994
                                                                            ==========   ==========   ==========   ==========

Basic net income per limited partner unit .............................     $     1.05   $     0.64   $     1.87   $     0.95
                                                                            ==========   ==========   ==========   ==========

Weighted average number of limited partner units outstanding used for
basic net income per unit calculation .................................         21,670       11,359       16,543       11,359
                                                                            ==========   ==========   ==========   ==========

Diluted net income per limited partner unit ...........................     $     1.05   $     0.64   $     1.87   $     0.95
                                                                            ==========   ==========   ==========   ==========

Weighted average number of limited partner units outstanding used for
  diluted net income per unit calculation .............................         21,726       11,359       16,595       11,359
                                                                            ==========   ==========   ==========   ==========

                          WILLIAMS ENERGY PARTNERS L.P.
                              OPERATING STATISTICS


                                                 THREE MONTHS ENDED                   SIX MONTHS ENDED
                                                      JUNE 30,                            JUNE 30,
                                              --------------------------         --------------------------
                                                2002              2001             2002              2001
                                              --------          --------         --------          --------
WILLIAMS PIPE LINE SYSTEM:
     Transportation revenue per barrel            95.4              89.4             92.1              89.5
          shipped (cents per barrel)

     Transportation barrels shipped               59.5              61.3            111.6             115.0
          (million barrels)

     Barrel miles (billions)                      18.2              18.1             32.7              33.5


PETROLEUM PRODUCTS TERMINALS:
     Marine terminal average storage              16.4              15.8             16.3              15.5
          capacity utilized per month
          (million barrels)

     Marine terminal throughput                    5.4               2.3             10.4               5.6
          (million barrels)

     Inland terminal throughput                   15.2              13.5             29.1              25.2
          (million barrels)

AMMONIA PIPELINE SYSTEM:
     Volume shipped (thousand tons)                134               180              391               340